UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2010

NAVISTAR FINANCIAL SECURITIES CORPORATION

(EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

(EXACT NAME OF CO-REGISTRANT)

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST

(EXACT NAME OF CO-REGISTRANT AND ISSUER WITH RESPECT TO THE NOTES)

Delaware	333-104639	36-3731520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road

Schaumburg, Illinois 60173

(Address of Principal Executive Offices, including Zip Code)

(630) 753-4000

(Registrant’s Telephone Number, Including Area Code)

2850 W. Golf Road

Rolling Meadows, Illinois 60008

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2010, the Navistar Financial Dealer Note Master Owner Trust (the “Master Owner Trust”) issued a series of notes designated the Floating Rate Dealer Note Asset Backed Variable Funding Notes, Series 2010-VFN (the “Series 2010-VFN Notes”). Simultaneously with the issuance of the Series 2010-VFN Notes, Navistar Financial Securities Corporation (“NFSC”) paid off and terminated all outstanding commitments with respect to the Series 2000-VFC Certificates. The principal characteristics of the Series 2010-VFN Notes are as follows:

Number of classes within Series 2010-VFN Notes: One

Maximum Funded Amount: $500,000,000

Initial Series 2010-VFN Outstanding Principal Amount: $0

Interest Rate: based on CP Rate or 3.50% + Eurodollar subject to adjustment

Closing Date: April 16, 2010

Expected Principal Payment Date: Payment Date 6 months after Amortization Period Commencement Date

Ordinary means of principal repayment: Amortization Period

Amortization Period Commencement Date: the first day of any Due Period occurring after the Purchase Expiration Date then in effect

Purchase Expiration Date: the earlier of August 24, 2010 and the date on which the Early Redemption Period commences, as such date may from time to time be modified.

Primary source of credit enhancement for Series 2010-VFN Notes: Overcollateralization represented by the Master Owner Trust Certificate issued to the Seller

Series 2010-VFN Overcollateralization Percentage: 28.25% of initial Series 2010-VFN Collateral Amount subject to adjustment upon the occurrence of certain events

Servicing Fee Percentage: 1.0%

The terms of the Series 2010-VFN Notes and the definitions of capitalized terms may be found in the Indenture Supplement dated as of April 16, 2010, which is attached as an exhibit to this report.

On April 16, 2010, NFSC entered into a Note Purchase Agreement, dated as of April 16, 2010 (the “Note Purchase Agreement”), among Navistar Financial Corporation, NFSC, Kitty Hawk Funding Corporation, as a Conduit Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, and Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser. Pursuant to the Note Purchase Agreement, NFSC delivered the Series 2010-VFN Notes to the Administrative Agent and paid off all outstanding amounts under the Series 2000-VFC Certificates. Upon the delivery of the Series 2010-VFN Notes and the final payment of all outstanding amounts to the Series 2000-VFC certificateholders, the Series 2000-VFC Supplement to the Pooling and Servicing Agreement, dated as of January 28, 2000, as amended, and the Amended and Restated Certificate Purchase Agreement, dated as of December 27, 2004, as amended, the Series 2000-VFC Certificates and all commitments thereunder were terminated.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1

Series 2010-VFN Indenture Supplement to the Indenture, dated April 16, 2010, between Navistar Financial Dealer Note Master Owner Trust, as Issuer, and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee.

Exhibit 10.2

Note Purchase Agreement, dated April 16, 2010, among Navistar Financial Securities Corporation, Navistar Financial Corporation, Kitty Hawk Funding Corporation, as a Conduit Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, and Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR FINANCIAL SECURITIES CORPORATION, as Co-Registrant, and as Seller on behalf of each of Navistar Financial Dealer Note Master Owner Trust and Navistar Financial Dealer Note Master Trust, each as Co-Registrant

/s/ William V. McMenamin
By:	William V. McMenamin
Its:	Vice President, Chief Financial Officer and Treasurer

Date: April 21, 2010

INDEX OF EXHIBITS

Exhibit No.	Description
Exhibit 10.1

Series 2010-VFN Indenture Supplement to the Indenture, dated April 16, 2010, between Navistar Financial Dealer Note Master Owner Trust, as Issuer, and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee.

Exhibit 10.2

Note Purchase Agreement, dated April 16, 2010, among Navistar Financial Securities Corporation, Navistar Financial Corporation Kitty Hawk Funding Corporation, as a Conduit Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, and Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser.